EXHIBIT 23A

                       Consent of Kronick Kalada Berdy & Co.,
               Certified Public Accountants, of Kingston, Pennsylvania














































                            INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in this Registration Statement of Comm Bancorp, Inc. on Form S-3 of our report dated February 6, 1997, appearing in the Annual Report on Form 10-K of Comm Bancorp, Inc. for the year ended December 31, 1996, and to the reference to us under the heading
"Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Kronick Kalada Berdy & Co.
KRONICK KALADA BERDY & CO., P.C.
Kingston,  Pennsylvania
March 19, 1997